2024 Results & 2025 Outlook February 5, 2025

SAFE HARBOR STATEMENT 2 Certain information in this presentation constitutes "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward- looking statements are those not based on historical information, but rather relate to our outlook, future operations, strategies, financial results, or other developments and speak only as of the date made. These forward-looking statements are subject to numerous assumptions, risks, and uncertainties, many of which are beyond our control. The following factors, in addition to other factors mentioned from time to time, may cause actual results to differ materially from those contemplated by the forward-looking statements: (1) fluctuation in insurance reserve liabilities and claim payments due to changes in claim incidence, recovery rates, mortality and morbidity rates, and policy benefit offsets due to, among other factors, the rate of unemployment and consumer confidence, the emergence of new diseases, epidemics, or pandemics, new trends and developments in medical treatments, the effectiveness of our claims operational processes, and changes in governmental programs; (2) sustained periods of low interest rates; (3) unfavorable economic or business conditions, both domestic and foreign, that may result in decreases in sales, premiums, or persistency, as well as unfavorable claims activity or unfavorable returns on our investment portfolio; (4) the impact of pandemics and other public health issues on our business, financial position, results of operations, liquidity and capital resources, and overall business operations; (5) changes in, or interpretations or enforcement of, laws and regulations; (6) a cybersecurity attack or other security breach resulting in compromised data or the unauthorized acquisition of confidential data; (7) the failure of our business recovery and incident management processes to resume our business operations in the event of a natural catastrophe, cybersecurity attack, or other event; (8) investment results, including, but not limited to, changes in interest rates, defaults, changes in credit spreads, impairments, and the lack of appropriate investments in the market which can be acquired to match our liabilities; (9) increased competition from other insurers and financial services companies due to industry consolidation, new entrants to our markets, or other factors; (10) ineffectiveness of our derivatives hedging programs due to changes in forecasted cash flows, the economic environment, counterparty risk, ratings downgrades, capital market volatility, changes in interest rates, and/or regulation; (11) changes in our financial strength and credit ratings; (12) actual experience in the broad array of our products that deviates from our assumptions used in pricing, underwriting, and reserving; (13) our ability to hire and retain qualified employees; (14) our ability to develop digital capabilities or execute on our technology systems upgrades or replacements; (15) availability of reinsurance in the market and the ability of our reinsurers to meet their obligations to us; (16) ability to generate sufficient internal liquidity and/or obtain external financing; (17) damage to our reputation due to, among other factors, regulatory investigations, legal proceedings, external events, and/or inadequate or failed internal controls and procedures; (18) disruptions to our business or our ability to leverage data caused by the use and reliance on third party vendors, including vendors providing web and cloud based applications; (19) recoverability and/or realization of the carrying value of our intangible assets, long-lived assets, and deferred tax assets; (20) effectiveness of our risk management program; (21) contingencies and the level and results of litigation; (22) fluctuation in foreign currency exchange rates; and (23) our ability to meet environment, social, and governance standards and expectations of investors, regulators, customers, and other stakeholders. For further discussion of risks and uncertainties which could cause actual results to differ from those contained in the forward-looking statements, see Part 1, Item 1A "Risk Factors" of our annual report on Form 10-K for the year ended December 31, 2023. The forward-looking statements in this news release are being made as of the date of this news release, and we expressly disclaim any obligation to update or revise any forward-looking statement contained herein, even if made available on our website or otherwise.

2024 KEY MESSAGES 3 • Top-line continued steady, disciplined growth • Strong execution and favorable backdrop drove robust margins • Continued to invest in industry leading capabilities and offerings • Free cash flow generation providing ample flexibility • Maintained strong balance sheet with record level of capital return

4 2025 KEY MESSAGES • Continued trajectory of premium growth • Sustaining product margins with disciplined approach • Expertise and digital leadership position us to win in the market • Adjusted operating earnings per share (EPS) growth of 8-12% • Strong free cash flow supporting dynamic capital deployment • Active management of LTC

Book Value per Share (excluding AOCI) Core Operations Premium 5 RESILIENT BUSINESS MODEL $6.87B $7.19B $7.47B $7.91B $8.33B $8.38B $8.48B $8.67B $9.13B $9.62B 2015 2016 2017 2018 2019 2020 2021 2022 2023 2024 10-yr CAGR: 4% $35.90 $39.24 $42.45 $43.98 $48.92 $51.54 $55.30 $61.61 $67.02 $75.51 2015 2016 2017 2018 2019 2020 2021 2022 2023 2024 10-yr CAGR: 9% Note: Amounts presented for 2015-2020 are prior to the adoption of LDTI

4Q-24 FY-24 Unum US $333.2 $1,439.2 Unum International $37.6 $157.8 Colonial Life $122.7 $466.7 Core Operations $493.5 $2,063.7 Closed Block $27.7 $137.8 Corporate $(50.4) $(191.2) Unum Group $470.8 $2,010.3 $548M / $1,268M Capital Returned to Shareholders3 3.6% / 5.0% Premium Growth1 1. Core operations; constant currency basis 2. Statutory after-tax net gain from operations 3. Common Stock Dividends + Cost of Shares Repurchased 4. Before-tax adjusted operating earnings, in millions 2024 RESULTS (4Q / FY) $305M / $1,337M Statutory Earnings2 13.8% / 4.3% Sales Growth1 SEGMENT EARNINGS4 6 $2.03 / $8.44 Adj Operating EPS $369M / $1.6B After-tax Adj Operating Earnings

LTC PROTECTED AGAINST ADDITIONAL CAPITAL NEEDS

$2.6 billion of protection

- Protection measured as Fairwind excess capital plus statutory reserves relative to our best estimate of the value of the liability
- LTC's excess capital and statutory reserves, combined with actions taken to de-risk, support base and stress scenarios
- Fairwind excess capital is available to manage LTC across all legal entities

Sensitivities to key assumptions

Assumption	Change	Impact
Premium Rate Increases	Remove	$0.9B
Morbidity & Mortality Improvement	Remove	$0.7B
Policy Lapses & Mortality	↓7%	$0.3B
Claim Incidence	↑3%	$0.3B
Claim Resolutions	↓2%	$0.2B
New Money Rate / 30-Year UST	Down to 3.25%	$0.5B

Note: Changes and impacts are relative to Fairwind best estimate liability as of 9/30/2024 unum GROUP 7

Financial Outlook & Capital Plan 8

9 KEY MESSAGES Sustained sector-leading margins and solid top-line growth drive free cash flow generation and bolsters our capital optionality in 2025 FINANCIAL OUTLOOK • Core operations premium growth fueled by strong sales across all segments • Strong margins expected to sustain in 2025 maintaining high levels of earnings power • EPS expected to grow 8-12% following multiple years of double-digit growth CAPITAL PLAN • Free cash flow generation remains robust, and growing • Dynamic approach for capital return, with our expectation of $0.5-1.0B returned through share repurchase • 2025 year-end capital metrics building and well above targets

10 2025 SEGMENT OUTLOOK 1. Constant currency basis Sales Growth Premium Growth Adjusted Operating ROE Unum U.S. 5-10% 3-6% 23-25% Unum International1 8-12% 10-15% 16-18% Colonial Life 5-10% 2-4% 18-20% Core Operations1 5-10% 4-7% 21-23% Sustained margins support 8-12% EPS growth outlook in 2025

11 2025 EXPECTED FREE CASH FLOW GENERATION OF $1.3B TO $1.6B CAPITAL GENERATION 1. Net gain from operations, after-tax | 2. Non-discretionary, subject to debt management 2025 Outlook US Statutory Earnings1 $1.3-1.6B International Dividends $100-125M Service Agreements & Other $75-100M Capital Generation $1.5-1.8B EXPECTED USAGE 2025 Outlook Longer-Term Interest Expense2 ~$200M Consistent Dividends $300-330M Steady Increases Share Repurchases $0.5-1.0B Dynamic

Our capital target metrics remain constant and support an “A” financial strength rating 1. Interest payments & common stock dividend | 2. Leverage excludes certain AOCI items 12 Longer-Term Target 2024 Year-End Position 2025 Year-End Outlook Risk-Based Capital Ratio >350% ~430% 425-450% Holding Company Liquidity >1x fixed costs1 ~$500M $2.0B $2.0B+ Leverage2 <30% 22.9% 20-22% CONTINUING TO OPERATE FROM A POSITION OF CAPITAL STRENGTH AND RESILIENCY

Closing Comments and Questions 13

Appendix: • LTC Key Metrics • LTC Block Demographic Profile • Non-GAAP Reconciliations 14

15 LTC KEY METRICS Measure Why it’s Important Expectation/Measure Net Premium Ratio (NPR) Expected lifetime benefit ratio. Movement in the NPR captures claim expense trends more accurately over the long-term compared to the benefit ratio due to changes in accounting 94.6% Closed Block Earnings Indicator of health and profitability of segment. Expected claims experience and claims experience deviation not captured in NPR flows through earnings $140M - $170M Progress on Premium Rate Approvals Measures how much we’ve achieved of the rate increase program embedded in our 2024 best estimate ~50% Treasury Yield for New Money Our best estimate expectation for the 30-Year US Treasury rate over the long-term. Informs our internal analysis of statutory reserve adequacy 4.25%

16 • Our LTC block is predominately group-sponsored plans • These group policies generally have less rich benefits (less lifetime benefits, lower avg. daily benefits and less inflation protection) • Approximately 98% of the LTC block is indemnity based (not impacted by cost of care) DEMOGRAPHICS PROFILE (As of 9/30/2024) ILTC GLTC Total LTC Block Overview Average issue date 2002 2004 2003 Number of insureds (approx.) 116,000 773,000 889,000 Number of claims incurred (approx.)1 49,666 21,953 71,619 Persistency 94.7% 95.5% 95.2% Avg annual premiums/insured (approx.)2 $2,291 $553 $781 Attained Age Average attained age of ALR 78 56 59 Average attained age of DLR 87 81 85 Benefits % lifetime benefit by lives count 38% 4% 9% Avg inflated daily benefit $279 $112 $133 Average benefit period (non-lifetime) 4.3 years 3.1 years 3.2 years Average elimination period (days) 81 90 89 Inflation Protection % with 5% compound 21% 10% 11% % with < 5% compound 29% 0% 4% Simple inflation 30% 13% 16% No inflation 20% 77% 69% LTC BLOCK DEMOGRAPHIC PROFILE 1. Approved claims | 2. Average reflects nonforfeiture and paid-up insureds

NON-GAAP FINANCIAL MEASURES 17 We analyze our performance using non-GAAP financial measures which exclude or include amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. We believe the following non-GAAP financial measures are better performance measures and better indicators of the revenue and profitability and underlying trends in our business: • After-tax adjusted operating income or loss, which excludes investment gains or losses, amortization of the cost of reinsurance, non-contemporaneous reinsurance, and reserve assumption updates, as well as certain other items, as applicable; • Leverage ratio, which excludes the unrealized gain or loss on securities, the effect of change in discount rate assumptions on the liability for future policy benefits, and net gain or loss on derivatives; • Book value per common share, which is calculated excluding accumulated other comprehensive income (loss) (AOCI); and • Premium income in constant currency, which excludes the impact of fluctuations in exchange rates between the U.S. dollar and the local currencies in which our Unum International segment is conducted. Given volatility in foreign currency exchange markets, exchange rates can fluctuate between periods. We believe translating prior period results using current period local currency exchange rates provide a more comparable view of our results. Investment gains or losses primarily include realized investment gains or losses, expected investment credit losses, and gains or losses on derivatives. Investment gains or losses and unrealized gains or losses on securities depend on market conditions and do not necessarily relate to decisions regarding the underlying business of our Company. Leverage ratio and book value per common share excluding certain components of AOCI, certain of which tend to fluctuate depending on market conditions and general economic trends, are important measures. We exited a substantial portion of our Closed Block individual disability product line through the two phases of the reinsurance transaction that were executed in December 2020 and March 2021. As a result, we exclude the amortization of the cost of reinsurance that we recognized upon the exit of the business related to the policies on claim status as well as the impact of non-contemporaneous reinsurance that resulted from the adoption of ASU 2018-12. We believe that the exclusion of these items provides a better view of our results from our ongoing businesses. Cash flow assumptions used to calculate our liability for future policy benefits are reviewed at least annually and updated, as needed, with the resulting impact reflected in net income. While the effects of these assumption updates are recorded in the reporting period in which the review is completed, these updates reflect experience emergence and changes to expectations spanning multiple periods. We believe that by excluding the impact of reserve assumption updates we are providing a more comparable and consistent view of our quarterly results. We may at other times exclude certain other items from our discussion of financial ratios and metrics in order to enhance the understanding and comparability of our operational performance and the underlying fundamentals, but this exclusion is not an indication that similar items may not recur and does not replace net income or net loss as a measure of our overall profitability.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES 18

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES 19

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES 20

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES 21

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES 22

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES 23

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES 24

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES 25